UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LDL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 20, 2021, Lydall, Inc. (“Lydall” or the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). Of the 18,023,977 shares of the Company’s common stock outstanding as of the record date of February 26, 2021, 16,394,499 shares or 90.95% of the total outstanding shares, were represented at the Annual Meeting either in person or by proxy.

Each matter voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 8, 2021.

Below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting:

(1)	Election of directors for terms expiring in 2022:

Director	For	Against	Abstentions	Broker-Non-Votes
David G. Bills	14,687,504	801,949	8,359	896,687
James J. Cannon	14,737,056	752,470	8,286	896,687
Marc T. Giles	14,508,407	981,109	8,296	896,687
Paul W. Graves	15,452,789	36,717	8,306	896,687
Sara A. Greenstein	15,330,839	158,818	8,155	896,687
Suzanne Hammett	15,070,734	402,777	24,301	896,687
Katherine C. Harper	15,452,713	35,671	9,428	896,687

(2)	Advisory vote for the resolution to approve the Company’s executive compensation:

For	Against	Abstentions	Broker-Non-Votes
15,096,438	361,849	39,525	896,687

(3)	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2021:

For	Against	Abstentions	Broker-Non-Votes
16,000,794	385,645	8,060	None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

Dated: April 21, 2021	By:	/s/ CHAD A. McDANIEL
Chad A. McDaniel
Executive Vice President and General Counsel